[Logo omitted]



                               CUSTOMER AGREEMENT

This agreement sets forth the terms and conditions under which Spear, Leeds & Kellogg ("SLK") will accept and maintain one or more accounts of the undersigned ("Customer").

1. Al transactions under this Agreement shall be subject to applicable laws, rules and regulations of all federal and state and regulatory agencies and the constitution, rules and customs of the exchange or market (and its clearing house) where transactions are executed.

2. Confirmations of transactions and statements for the Customer's Account(s) shall be binding upon the Customer if the Customer does not object, in writing, within ten days after receipt by the Customer Notice or other communications including margin and maintenance calls delivered or mailed to the address given below shall, until SLK has received notice in writing of a different address, be deemed to have been personally delivered to the Customer whether actually received or not.

3. If SLK carries Customer's account as clearing broker by arrangement with another broker through whose courtesy the account has been introduced, this Agreement shall also apply to and incure to the benefit of such broker. Unless SLK receives a written notice to the contrary, SLK shall accept from such other broker, without any inquiry or investigation by it (i) orders for the purchase or sale in Customer's account of securities and other property on margin or otherwise, and (ii) any other instructions concerning said account. Customer understands that SLK shall have no responsibility or liability for any acts or omissions of such other broker, its officers, employees or agents.

4. In the event SLK holds on behalf of Customer bonds or preferred stocks in street or bearer form which are callable in part by the isuer, such securities shall be subject to an impartial lottery allocation system in accordance with the rules of the New York Stock Exchange, Inc.

5. Customer agrees to provide SLK with information and documentation to enable SLK to comply with tax laws applicable to Customer's account and Customer agrees to reimburse SLK for any loss or penalty assessed against SLK resulting from Customer's non-compliance with such laws and arising out of transactions in, or the maintenance of Customer's account at SLK.

6. Customer agrees that Customer's property (including but not limited to securities, commodity futures contracts, commercial paper, monies, and any after acquired property) held by SLK or carried in Customer's accounts shall be subject to a continuing security interest for payment of all of Customer's obligations and liabilities to SLK. In the event of a breach or default under this Agreement, SLK shall have all rights and remedies available to a secured creditor under the Uniform Commercial Code of New York in addition to the rights and remedies provided herein or otherwise by law. If at any time SLK considers it necessary for its protection it may require Customer to deposit cash or collateral with SLK to assure due performance of open contractual commitments.

7. Any breach of this Agreement or the filing of a petition in bankruptcy or for the appointment of a receiver by or against Customer or the levy of an attachment against Customer's account(s) with SLK, or the death, mental incompetence or dissolution of Customer, shall constitute, at SLK's election, Customer's default under all agreements with SLK. SLK reserves the right to sell any property in Customer's account (including Customer's jointly held accounts, if any), to buy any property which may be short in such acounts and/or to cancel all outstanding transactions and to offset any indebtedness in such account against any other of Customer's accounts (either individually or jointly with others) and Customer shall be liable to SLK for any loss or costs sustained. Such purchases and/or sales may be public or private and may be made without notice or advertisement and in such manner as SLK may in its discretion determine. At any such sale or purchase SLK may purchase or sell the property free of any right of redemption. Customer agrees that SLK is entitled to the reasonable costs of collection including attorney's fees, court costs and expenses incurred by SLK in collecting Customer's unpaid debit balances.

8. No term or provision of this Agreement may be waived or modified unless in writing and signed by the party against whom such waiver or modification is sought to be enforced. SLK's failure to insist upon complete compliance with any term of this Agreement shall in no event be considered a waiver by SLK of its rights or privileges. This Agreement contains the entire understanding between Customer and SLK concerning the subject matter of this Agreement. Customer may not assign any rights and obligations hereunder without first obtaining the prior written consent of SLK. Notice or other communications including margin calls delivered or mailed to the address given below, or such other address as is provided in writing to SLK by Customer, shall be deemed to have been personally delivered.

9.      Customer hereby agrees that this Agreement and all the terms thereof
shall  be  binding   upon  its  heirs,   executors,   administrators,   personal
representatives and assigns. This Agreement shall be binding upon and inure to the benefit of SLK, its successors and assigns.

10. This Agreement shall be governed and construed by the laws of the State of New York and the rights and liabilities of the parties shall be determined in accordance with such laws.

11. All orders for the purchase or sale of securities and other property will be authorized by the Customer and executed with the understanding that an actual purchase or sale is intended and that it is the Customer's intention and obligation in every case to deliver certificates or commodities to cover any and all sales or to receive and pay for certificates or commodities upon SLK's demand. If SLK makes a short sale of any securities and other property at the Customer's direction or if the Customer fails to deliver to SLK any securities and other property that SLK has sold at the Customer's direction, SLK is authorized to borrow the securities and other property necessary to enable SLK to make delivery and the Customer agrees to be responsible for any cost or loss SLK may incur, or the cost of obtaining the securities and other property if SLK is unable to borrow it. SLK is the Customer's agent to complete all such transactions and is authorized to make advances and expend monies as are required.

12. Customer agrees that, in giving orders to sell, all "short" sale orders will be designated as "short" and all "long" sale orders will be designated as "long" and that the designation of a sell order as "long" is a representation on the part of Customer that Customer owns the security.

13. If any provisions herein are deemed inconsistent with any present or future law, rule or regulation of any government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision only shall be considered rescinded or modified in accordance with any such law, rule or regulation.

14.     *       ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

        *       THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK
                REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY
                TRIAL.

        *       PRE-ARBITRATION DISCOVERY IS GENERALLY MORE
                LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

        *       THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE
                FACTUAL FINDINGS OR LEGAL REASONING AND ANY
                PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION
                OF RULINGS BY THE ARBITRATIONS IS STRICTLY LIMITED.

        *       THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE
                A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

15. THE CUSTOMER AGREES, AND BY CARRYING AN ACCOUNT FOR THE CUSTOMER SLK AGREES THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN US CONCERNING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US PERTAINING TO SECURITIES AND OTHER PROPERTY, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT BEFORE THE AMERICAN STOCK EXCHANGE, INC., THE NEW YORK STOCK, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION. THE CUSTOMER MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE AT THE AMERICAN STOCK EXCHANGE, INC., THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., BUT IF THE CUSTOMER FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO SLK AT SLK'S MAIN OFFICE, BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM SLK TO MAKE SUCH ELECTION, THEN SLK MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGEMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

16. Under Rule 14b-1(c) of the Securities Exchange Act, we are required to disclose to an issuer the name, address, and securities position of our Customers who are beneficial owners of that issuer's securities unless the Customer objects. Therefore, please check one of the boxes below:

         X     Yes, I do object to the disclosure of such information.
        ---
               No, I do not object to the disclosure of such information.
        ---

17.     APPLICABLE TO MARGIN ACCOUNTS ONLY:

        (a) The Customer agrees to maintain in all accounts with SLK such positions and margins as required by all applicable statutes, rules, regulations, procedures and custom, or as SLK deems necessary or advisable. The Customer agrees to promptly satisfy all margin and maintenance calls, and to pay promptly on demand any debit balance owing with respect to any margin accounts. Any nonpayment shall be a breach of this Agreement and SLK may take such action as it considers necessary for its protection.

        (b) The Customer should clearly understand that, notwithstanding a general policy of giving Customers notice of a margin deficiency, SLK is not obligated to request additional margin from the Customer in the event the Customer's account falls below minimum maintenance requirements. More importantly, there may/will be circumstances where SLK will liquidate securities and/or other property in the account without notice to the Customer to ensure that minimum maintenance requirements are satisfied.

        (c) Customer hereby authorized SLK to lend either to itself or to others any of Customer's securities held by SLK in a margin account and to carry all such property in its general loans. Such property may be pledged, repledged, hypothecated or rehypothecated either separately or in common with other such property for any amounts due to SLK thereon or for a greater sum, and SLK shall have no obligation to retain a like amount of similar property in its possession and control.

        (d) Customer hereby acknowledges receipt of SLK's Truth-in-Lending disclosure statement. Customer understands that interest will be charged on any debit balances in accordance with the methods described in this statement or in any amendment or revision thereto which may be provided to Customer.

        BY SIGNING THIS AGREEMENT THE CUSTOMER ACKNOWLEDGES THAT:

1. THE SECURITIES IN THE CUSTOMER'S MARGIN ACCOUNT MAY BE LOANED TO SLK OR LOANED OUT TO OTHERS AND;

2.      THE CUSTOMER HAS RECEIVED A COPY OF THIS AGREEMENT.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE ON THIS PAGE AT PARAGRAPH 15.

Persons signing on behalf of others must indicate title or capacity if joint account both parties must sign.



                                                           June 27, 2000
                                                        ------------------
                                                                Date

Pacific Partners, LLC
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(Typed or Printed Name(s))


/s/William S. Levine
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(Signatures(s) Two (2) Signatures If Joint Account)

1702 East Highland Avenue, #310
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(Mailing Address)


Phoenix, AZ  85016
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